UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2023, Peabody Energy Corporation, a Delaware corporation (the “Company”), entered into a definitive sale and purchase agreement (the “Sale and Purchase Agreement”), dated October 26, 2023, by and between Stanmore SMC Pty Ltd (“Stanmore”), a wholly-owned subsidiary of Stanmore Resources Limited and Peabody (Bowen) Pty Ltd, a wholly-owned subsidiary of the Company (“Buyer”). On the terms and subject to the conditions set forth in the Sale and Purchase Agreement, Buyer will acquire from Stanmore (the “Acquisition”) the southern part of Stanmore’s Wards Well Tenements (“Wards Well Area”) in Queensland’s Bowen Basin for an up-front purchase price of approximately $136,000,000 in addition to a contingent royalty of up to $200,000,000 payable on the first 120 million tonnes (Mt) of coal mined from the Wards Well Area.

The royalty payable for the Acquisition will only be payable if the average sales price achieved is above certain thresholds and following the Buyer’s recovery of the investment associated with the Acquisition and development costs of the mine in the Wards Well Area. Additional royalties are payable if coal produced and sold is above the 120Mt, subject to similar limits, thresholds and recoveries. No royalty is payable if the Buyer does not commence mining in the Wards Well Area.

The consummation of the Acquisition is subject to (i) regulatory approvals (including Australian Foreign Investment Review Board); (ii) approval of Stanmore’s financiers, (iii) ministerial approval to the Acquisition and the required mining tenement boundary realignments; (iv) Stanmore and the Buyer reaching definitive agreements in relation to infrastructure access for Stanmore to spare capacity at the Seller’s existing North Goonyella operations, and Stanmore’s participation in coal seam gas commercialisation related to gas drainage operations (the “Acquisition Conditions”). The Sale and Purchase Agreement contains customary representations and warranties (including qualifications and limitations).

If the Acquisition Conditions are not satisfied within 12 months, either Stanmore or the Buyer may require the other to proceed with the Acquisition on alternate terms that do not involve a mining tenement boundary realignment (“Alternate Transaction”). To facilitate the pathway of the Alternate Transaction if the Acquisition Conditions are not satisfied within 12 months, the Buyer and Stanmore also entered into a put and call option deed (the “Put and Call Option Deed”), dated as of October 26, 2023. The Alternate Transaction would involve the Buyer acquiring all of the Wards Well Tenements, and subleasing the northern sections to Stanmore and will be subject to equivalent conditions to the Acquisition Conditions.
The foregoing summaries of the Sale and Purchase Agreement and the Put and Call Option Deed do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements, copies of which have been filed as Exhibit 2.1 and 2.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*
Sale and Purchase Agreement dated as of October 26, 2023 by and between Stanmore SMC Pty Ltd, a wholly-owned subsidiary of Stanmore Resources Limited and Peabody (Bowen) Pty Ltd, a wholly-owned subsidiary of Peabody Energy Corporation

2.2	Put and Call Option Deed between Stanmore SMC Pty Ltd and Peabody (Bowen) Pty Ltd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits or schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 27, 2023	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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